UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2015

ASTA HOLDINGS, CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-193153	68-0683334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Clematis Street, Suite 217, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 561-514-0936

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

Effective March 25, 2015 (the "Effective Date"), Asta Holdings, Corp. ("we," "us," "our" or "Asta") entered into a merger and exchange agreement (the "Agreement") with CSA Acquisition Subsidiary, LLC (the "Acquisition Subsidiary") and CSA LLC ("CSA"). Pursuant to the terms of the Agreement, as of the Effective Date, we appointed Daniel C. Williams to serve as our president. Also pursuant to the terms of the Agreement, at the effective time of the merger, the Acquisition Subsidiary will be merged with and into CSA, with CSA surviving the merger. In addition, on the closing date, (i) the members who collectively own 100% of the issued and outstanding units of CSA will transfer to Asta an aggregate of 1,125,000 units, representing all of CSA's units, and (ii) we will issue to the CSA members an aggregate of 5,054,457 shares of our common stock in exchange for the CSA units transferred. The closing will take place three business days after all of the closing conditions have been satisfied or waived; provided, however, that if the closing has not occurred by June 30, 2015 and no material breach of the Agreement has occurred, we or CSA may terminate the Agreement.

CSA is the leading comprehensive security solutions provider catering to businesses in the licensed cannabis industry. As security industry experts headquartered in Denver Colorado, CSA has expanded its operations to serve the increasing number of state licensed cannabis cultivators, processors, infused products manufacturers, and retailers in the United States.

Founded by CEO and President, Dan Williams, in 2009, CSA was the first and only security company entirely dedicated to the emerging cannabis industry until late 2013. As more competition enters the market CSA has thrived in a highly competitive environment in the industry. CSA has built an unparalleled reputation for quality and dependability with its customers, strategic partners and the national media. Over 400 permitted facilities have CSA security systems installed across multiple states with the bulk of the customer base in Washington and Colorado. CSA management is proud that all these facilities achieved a 100% licensing approval rating, which is critical to the viability of those businesses..

In 2014 CSA expanded its service offerings to include consulting for clients entering new cannabis markets. CSA partnered with several consulting firms and new clients to provide security plans for firms applying for licenses in MA, CT, WA, Ill and NV. This helped CSA to further expand its reach in the industry, and position itself as a market leader. CSA consulting engagements were successful in aiding its clients to obtain licenses in each new state. Seeing a further need for a comprehensive solution for the industry, CSA introduced the Cloverton Group, a division of CSA. The Cloverton Group addresses the need for on-site armed guards at cannabis businesses and armored transport of cash and product.

Security is a primary concern for licensed cannabis businesses and the state regulators who oversee each program. Permitted facilities must adopt strong security systems to protect their businesses and comply with regulations.  These businesses maintain valuable inventories onsite, and typically also have significant cash holdings since business-to-business and business-to-consumer transactions are often conducted in cash. Facilities are exposed to theft both from outsiders and employees. In addition, business operators in most legal cannabis states must show regulatory agencies that security systems carefully protect and track inventories and transactions. Failure to do so could not only result in large losses, but also threaten businesses' operating permits and force closure. In WA and CO the new adult use laws opened the industry's eyes to the need for on premise security to control and enforce the age restrictions and act as a deterrent to the general public who is now able to enter a shop without being screened by the state as is the case in a medical dispensary.

CSA provides effective security solutions, including installations of alarms, door access systems, video cameras, security system design and consulting businesses in the state licensing process.  CSA's core existing products and services include the following:

o	IP CCTV systems
o	Intrusion alarm systems
o	Perimeter alarm systems
o	Access control
o	Security consulting
In 2015 CSA released armed guards and armed transport services. CSA no additionally provides armed guards, armed transport, site risk assessments and consulting services. CSA has made significant investments in armed vehicles, state security licenses and highly trained staff in anticipation of the release of The Cloverton Group division to the Colorado market.

Physical Security:

o	Armed guards
o	Armored transport
o	Executive protection
o	Background checks
o	Investigations
o	Risk assessment
o	Consulting

CSA is a recognized market leader in security services and technology for the industry. As a national leading security firm, CSA knows where risk points exist for cannabis businesses, and how to tailor services to ensure maximum loss prevention and legal compliance. All systems and services are guaranteed to meet individual state regulatory requirements.

Immediately after the closing, our board of directors will consist of three directors, and CSA will designate three persons to our board of directors, at least one of whom will qualify as an independent director.

The consummation of the transactions contemplated by the Agreement is subject to certain customary conditions, including, among others, the accuracy of the representations and warranties. In addition, the Agreement is subject to the following closing conditions:

1.	We shall have raised at least $1,100,000 via the sale of our preferred stock as contemplated in the Agreement,
2.	We shall effect a forward split of our common stock at a ratio of 1-to-13.8,
3.	We shall have received the 2014 and 2013 CSA audited financial statements in form satisfactory to us,
4.	The CSA members and certain of our stockholders shall have entered into a market stand-off agreement in a form satisfactory to us and to CSA,
5.	We shall have amended our articles of incorporation to change our name to "CSA Holdings, Inc.", authorize 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share and designate 1,500,000 shares of Parent Preferred Stock as Series A Preferred Stock;
6.	We shall have hired a Chief Operating Officer,
7.	George Furlan, our Director and controlling shareholder shall have cancelled 7,485,508 shares of our common stock;
8.	We shall have changed our fiscal year end to December 31st;
9.	The parties shall have received the written consent of the CSA members authorizing the exchange of CSA units for shares of our common stock; and
10.	CSA shall have completed the repurchase of 125,000 of its Units from certain of its members as provided for in the Agreement.

Our common stock issued in connection with the Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the purchasers will acquire the securities for investment and not resale, and will take appropriate measures to restrict the transfer of the securities.

A copy of the Agreement is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of the Agreement is qualified in its entirety by reference to Exhibit 2.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entry into the Agreement, Mr. Furlan resigned as the Company's President as of the Effective Date. Our Board appointed Mr. Williams to serve as our President and Chief Executive Officer as of the Effective Date.

Mr. Williams, age 37, is the founder of CSA and has been its CEO and President since 2009.

No family relationship exists between Mr. Williams and any other executive officer or director. Except for the Agreement and Mr. Williams' interest as a member and manager of CSA, there have been no transactions, and are no currently proposed transactions, in which Asta was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of Asta's total assets at year end for the last two completed fiscal years, and in which Mr. Williams had or will have a direct or indirect material interest.

We have not entered into any compensation arrangements with Mr. Williams, and we will not pay a salary to Mr. Williams until we have adequate funds to do so.

Item 9.01.                  Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit

2.1	Merger and Share Exchange Agreement dated March 25, 2015 by and among Asta Holdings, Corp., CSA Acquisition Subsidiary, LLC and CSA LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTA HOLDINGS, CORP.

Date: March 26, 2015	By:	/s/ Daniel C. Williams
Daniel C. Williams, President